Exhibit 23.1
CONSENT OF REGISTERED INDEPENDENT PUBLIC ACCOUNTING FIRM
     We hereby consent to the inclusion of our report dated March 5, 2009 included in GeoVax Labs, Inc.’s Annual Report on Form 10-K/A for the year ended December 31, 2008 as well as the inclusion of such report into the Company’s previously filed Registration Statement File No. 333-151491.
/s/ PORTER KEADLE MOORE LLP
Porter Keadle Moore LLP
Atlanta, Georgia
October 9, 2009